UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 15, 2006 (Date of earliest event reported: December 11, 2006)

Innophos, Inc.

Innophos Investments Holdings, Inc.

(EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

Delaware Delaware	333-129951 333-129954	20-1380712 20-2263414
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road

Cranbury, New Jersey

(Address of Principal Executive Offices, including Zip Code)

(609) 495-2495

(Registrants’ Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2006, the board of directors of Innophos, Inc. and the board of directors of Innophos Investments Holdings, Inc. each elected Linda J. Myrick as a director. On the same date, Ms. Myrick was also appointed as a member of the Audit Committee and Compensation Committee of both Innophos, Inc. and Innophos Investments Holdings, Inc.

Ms. Myrick is Vice President & General Manager, Scott Medical Products, a division of Scott Specialty Gases, Inc., or SSG, headquartered in Allentown, PA. Before joining SSG in 2004, she served as an independent member of the Board of Directors of Berwind Pharmaceutical Services, Inc., West Point, PA and from 2001 to 2003 held various executive management positions with Rhodia, Inc. including Vice President & General Manager - North America, Home, Personal Care & Industrial Ingredients, and, until September 2002, Vice President & General Manager - North America (US and Canada), Specialty Phosphates. Prior to joining Rhodia, Ms. Myrick held a number of positions in marketing, strategic planning and business management with FMC Corporation, Philadelphia, PA. Ms. Myrick earned a B.S. in Chemical Engineering from the University of Delaware and an M.B.A. from the Wharton Graduate School of the University of Pennsylvania.

Item 8.01 Other Events.

On December 11, 2006, or the Redemption Date, Innophos Investments Holdings, Inc. redeemed approximately $83.3 million aggregate principal amount of its then outstanding Floating Rate Senior Notes due 2015, or the Notes. In accordance with the optional redemption provisions of the indenture governing the Notes, the Company redeemed the Notes at a redemption price of approximately $87.7 million, representing 100% of the principal amount of the Notes redeemed plus the applicable prepayment premium and accrued and unpaid interest to the Redemption Date. The Company funded the redemption of the Notes out of a distribution from its parent company, Innophos Holdings, Inc., of a portion of the proceeds from the recent initial public offering of the common stock of Innophos Holdings, Inc. Immediately following this redemption, Notes in principal amount of approximately $60.8 million remained outstanding.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS, INC.
INNOPHOS INVESTMENTS HOLDINGS, INC.

	By:	/s/ Richard Heyse
Date: December 15, 2006	Name:	Richard Heyse
	Title:	Vice President and Chief Financial Officer